UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2021

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by BioCryst Pharmaceuticals, Inc. (the “Company”) on August 3, 2021, it was determined that Megan Sniecinski, Chief Business Officer of the Company, would separate from employment with the Company. This separation is effective as of August 9, 2021.

In connection with her departure, Ms. Sniecinski and the Company entered into a Separation Agreement and Release, dated August 8, 2021 (the “Separation Agreement”), providing for severance pay in the amount of $658,634.04, which amount will be paid to Ms. Sniecinski over a one-year period in substantially equal installments on the same payroll schedule that was applicable to Ms. Sniecinski prior to her separation from the Company. In addition, 100% of the unvested stock options granted to Ms. Sniecinski on each of July 1, 2019 and December 17, 2019, and 75% of the unvested stock options granted to Ms. Sniecinski on December 15, 2020, will be deemed vested as of the effective date of the Separation Agreement. Ms. Sciecinski will have 180 days from her separation date to exercise her outstanding stock options. Any options not exercised during that period will be deemed to have expired. Except as provided in the Separation Agreement, Ms. Sniecinski’s stock options will continue to be subject to all other terms of the applicable equity plans and award agreements.

The Separation Agreement also provides that the Company will pay the monthly premium for Ms. Sniecinski’s and her eligible dependents’ continued coverage under the Company’s group health insurance plan under COBRA for up to 18 months, provided they elect COBRA coverage and remain eligible for COBRA coverage during this period.

The payments described above are subject to the terms of the Separation Agreement.

In addition to the foregoing, the Separation Agreement includes certain non-competition and non-solicitation covenants and other standard provisions for agreements of this type.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated August 8, 2021, by and between BioCryst Pharmaceuticals, Inc. and Megan Sniecinski

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer